Exhibit 10.23

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

GREENWOOD HALL, INC.

PROMISSORY NOTE

Issuance Date: September 30 2016	Principal: U.S. $1,418,496.92

FOR VALUE RECEIVED, Greenwood Hall, Inc., a Nevada corporation (the “Company”), hereby promises to pay to Redwood Fund, LP, or its registered assigns (the “Holder”), the amount set out above opposite the caption "Principal" (as such amount may be increased or reduced from time to time pursuant to the terms hereof, through prepayment or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case, in accordance with the terms hereof) and to pay Interest (as defined below) on the outstanding Principal at the rates, in the manner and at the times set forth herein. This Promissory Note (the “Note”) is issued pursuant to the Note Purchase and Restructuring Agreement dated concurrently herewith. Certain capitalized terms used herein are defined in Section 16.

1.           PAYMENTS OF PRINCIPAL.

(a)          Voluntary. Subject to the Holder's written consent, the Company may prepay this Note at any time, in whole or in part, without penalty or premium. All prepayments of Principal made pursuant to this Section 1(a) shall be accompanied by accrued and unpaid Interest thereon through such prepayment date.

(b)          Mandatory. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder in cash an amount equal to the outstanding Principal and accrued and unpaid Interest thereon.

2.          INTEREST. Simple interest shall accrue on the outstanding Principal at the Interest Rate from and including the date set forth above opposite the caption “Issuance Date” (the “Issuance Date”) until the Principal is paid in full, shall be computed on the basis of a 365-day year and actual days elapsed.

(a)          Payment of Interest in Cash. Unless the Holder of the Note requires otherwise but except for the period when Interest is calculated at the default rate, Interest, which is required to be made in cash utilizing automatic ACH means of payment, shall be payable on or before the fifth (5th) calendar day of each month to the record holder of this Note, subject to Section 2(b).

(b)          Application of Payments. Payments made in connection with this Note shall be applied first to amounts due hereunder other than Principal and Interest, thereafter to Interest and finally to Principal.

3.           EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

(a)          Events of Default. Each of the following events (so long as it is continuing) shall constitute an “Event of Default”:

(i)          any Change of Control;

(ii)         the Company's failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note, provided, that in the case of a failure to pay Interest when and as due, such failure shall constitute an Event of Default only if such failure continues for a period of at least seven (7) Business Days;

(iii)        any event of default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries (other than this Note) in an aggregate principal amount in excess of $100,000;

(iv)       the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(v)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vi)        a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment or such later date as provided by the terms of such insurance policy;

(vii)       any representation or warranty made by the Company in this Note or the Note Purchase Agreement shall prove to be materially false or misleading as of the date made or deemed made;

(viii)      the Company shall breach any covenant or other material term or condition of this Note or the Note Purchase Agreement and, in the case of a breach of a covenant or term or condition which is curable, such breach continues for a period of at least ten (10) consecutive Business Days; or

(ix)         any material provision of this Note or the Note Purchase Agreement ceases to be of full force and effect other than by its terms, or the Company contests in writing (or supports any other person in contesting) the validity or enforceability of any provision of this Note or the Note Purchase Agreement.

(b)          Acceleration. Upon the occurrence and during the continuance of an Event of Default, the Holder may take either or both of the following actions: (i) declare all or any part of the Outstanding Note Obligations to be immediately due and payable; provided, however, that if an Event of Default shall occur under either Section 3(a)(iv) or 3(a)(v), the outstanding Principal, accrued and unpaid Interest and any other amounts outstanding under this Note shall automatically become immediately due and payable, and (ii) exercise on behalf of itself all rights and remedies available to it under applicable law. To the extent that the Holder declares this Note to be immediately due and payable (or this Note becomes due and payable following an Event of Default under Section 3(a)(iv) or 3(a)(v)), the Company shall pay the sum of the Outstanding Note Obligations to the Holder within five (5) Business Days after the date that the Outstanding Note Obligations are declared due and payable, and upon full payment, the Note shall be extinguished.

4.          RIGHTS UPON FUNDAMENTAL TRANSACTION. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 4 pursuant to written agreements in form and substance satisfactory to and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the redemption of this Note.

5.           COVENANTS.

(a)          Incurrence of Indebtedness. So long as this Note is outstanding, without the affirmative vote or written consent of the Holder, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness in excess of $250,000, other than (i) the Indebtedness evidenced by this Note, and (ii) Permitted Indebtedness.

(b)          Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist, a Lien, other than Permitted Liens.

(c)          Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness described in clause (i) of the definition of Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

6.          AMENDMENTS. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Holder shall be required for any amendment or waiver of this Note.

7.          REISSUANCE OF THIS NOTE.

(a)          Transfer. The Company may, as a condition to the transfer of any of this Note, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder, or (v) transferring its Note to any Affiliate of the Holder, in the case of an institutional investor, or other Person under common management with such Holder; provided, further, that (A) the transferee in each case agrees to be subject to the restrictions in this Section 8 and provides the Company with a representation letter containing substantially the same representations and warranties of a "Purchaser" set forth in the Note Purchase Agreement, (B) the Company satisfies itself that the number of transferees is sufficiently limited and (C) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration. It is understood that the certificates evidencing the Note may bear substantially the following legends (in addition to any other legends as legal counsel for the Company deems necessary or advisable under the applicable state and federal securities laws or any other agreement to which the Company is a party):

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT."

If this Note is to be transferred in compliance with the foregoing, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 7(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 7(d)) to the Holder representing the outstanding Principal not being transferred.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company, in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 7(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 7(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 7(a) or Section 7(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior tosuch issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest of this Note from the Issuance Date.

8.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a)          The remedies provided in this Note shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and, subject to Section 8(b), nothing herein shall limit the Holder's right to pursue monetary damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(b)          Notwithstanding the foregoing, the right of the Holder to receive payment of Principal and Interest on this Note, on or after the respective due dates set forth herein, or to bring suit for the enforcement of any such right to payment, shall not be impaired or affected without the consent of the Holder.

9.          PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' fees and disbursements.

10.        CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

11.        FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.        NOTICES; PAYMENTS.

(a)        Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) when delivered, if delivered personally, (ii) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (iii) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (iv) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below:

(i)          If to the Holder, at:

5023 North Parkway Calabasas
Calabasas, CA 91302

(ii)         If to the Company, at:

12424 Wilshire Blvd., Suite 1030

Los Angeles, CA 90025

Attn: Chief Executive Officer

or at such other address as the Company or the Holder each may specify by written notice to the other parties hereto in accordance with this Section 12. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(c)          Withholding Taxes. All payments made by the Company hereunder shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes imposed on the recipient). If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay to the recipient such additional amount as may be necessary to ensure that the net amount actually received by the recipient free and clear of such taxes (including taxes on such additional amount) is equal to the amount that the recipient would have received had such withholding not been made. If the recipient is required to pay any such taxes, penalties or interest, the Company shall reimburse the recipient for that payment on demand. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts or other evidence of payment to the recipient on whose account such withholding was made on or before the thirtieth day after payment. The Holder agrees to provide, promptly following the Company's request therefore, such forms or certifications as it is legally able to provide to establish an exemption from, or a reduction in, any withholding taxes that might otherwise apply.

13.       CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

14.       WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

15.       GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada.

16.       CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such entity provided that, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b)          “Bankruptcy Law” means Title II of the U.S. Code, or any similar Federal, foreign or state law for the relief of debtors.

(c)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of Los Angeles are authorized or required by law to remain closed.

(d)          “Change of Control” means any Fundamental Transaction other than (i) a Fundamental Transaction in which holders of the Company's voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (ii) a Fundamental Transaction with any Holder, any Affiliate of any Holder or any person otherwise related to or associated with a Holder, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(e)          “Common Stock” means the Common Stock of the Company.

(f)          “Company” has the meaning set forth in the introductory paragraph of this Note.

(g)          “Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding, whether written or oral, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

(h)           “Custodian” means a receiver, trustee, assignee, liquidator or similar official.

(i)           “Event of Default” has the meaning set forth in Section 3(a).

(j)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)          “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(l)          “GAAP” means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time.

(m)          “Holder” has the meaning set forth in the introductory paragraph of this Note.

(n)          “Indebtedness” means, with respect to any Person, and without duplication, all Liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, of such Person (i) for borrowed money (including amounts outstanding under overdraft facilities), (ii) evidenced by notes, bonds, debentures or other similar Contractual Obligations, (iii) in respect of "earn-out" obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) for the capitalized liability under all capital leases of such Person (determined in accordance with GAAP), (v) in respect of letters of credit and bankers' acceptances, (vi) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements, in each case, to the extent payable if such Contractual Obligation is terminated at the Closing, and (vii) in the nature of guarantees of the obligations described in clauses (i) through (vi) above of any other Person.

(o)          “Interest Rate” means seventeen percent (17%) per annum; provided that upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to twenty percent (20%) per annum. In the event that such Event of Default is subsequently cured or waived, the Interest Rate shall be reduced to seventeen percent (17%) per annum as of the date of such cure or waiver, it being understood, however, that unless the Holder otherwise agrees in writing, such reduction shall not apply retroactively to the period when such Event of Default was continuing.

(p)          “Issuance Date” has the meaning set forth in Section 2.

(q)          “Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

(r)          “Lien” or “Liens” means any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(s)          “Material Adverse Effect” means any (i) adverse effect on the issuance or validity of this Note or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Note, or (ii) material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company and its Subsidiaries taken as a whole.

(t)          “Maturity Date” means the first anniversary of the Issuance Date.

(u)          “Note Purchase Agreement” means that certain Note Purchase and Restructuring Agreement dated concurrently herewith by and between the Company and Holder.

(v)          “Outstanding Note Obligations” means the outstanding Principal, accrued and unpaid Interest and any other amounts outstanding under this Note as of any point in time.

(w)          “Permitted Indebtedness” means (i) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of six percent (6%) per annum, (ii) Indebtedness secured by Permitted Liens, (iii) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business, (iv) any Indebtedness owing under the Note, and (v) extensions, refinancings and renewals of any items of Permitted Indebtedness described in clauses (i) through (iv) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(x)          “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company's obligations under the Note, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 3(a)(vi).

(y)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(z)          “Principal” has the meaning given in the introductory paragraph of this Note.

(aa)         “Register” has the meaning set forth in Section 17.

(bb)         “SEC” means the United States Securities and Exchange Commission.

(cc)         “Securities Act” means the Securities Act of 1933, as amended.

(dd)         “Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

(ee)         “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

17.         REGISTERED OBLIGATION. The Company shall establish and maintain a record of ownership (the “Register”) in which it will register by book entry the interest of the Holder and of each subsequent assignee in this Note, and in the right to receive any payments of principal and interest or any other payments hereunder, and any assignment of any such interest. Notwithstanding anything herein to the contrary, this Note is intended to be treated as a registered obligation for federal income tax purposes and the right, title, and interest of the Holder and its assignees in and to payments under this Note shall be transferable only upon notation of such transfer in the Register. This Section shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(1), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).

18.         PRIORITY. This Note shall be subordinate only to that certain revolving promissory note issued by Moriah Education Management, LLC on or about the Issuance Date, and shall be senior in priority to all other debt instruments issued by the Company existing as of the Issuance Date and issued thereafter so long as any amounts remain outstanding under this Note.

19.         SECURITY INTEREST. This Note shall be secured by any and all office furniture owned by the Company as of the Issuance Date and acquired thereafter so long as any amounts remain outstanding under this Note.

20.         RESTRUCTURING. So long as the Company continues to make timely payments of interest pursuant to the terms of this Note, and is not otherwise in default hereunder, on the one (1) year anniversary following the Issuance Date, the Company and Holder shall fully extinguish and terminate all obligations under this Note (“Extinguishment”) and the Company shall issue a new promissory note to the Holder in the principal amount outstanding hereunder as of the date of Extinguishment, at an original issue discount equal to ten percent (10%).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officers thereunto duly authorized.

Dated: September 30, 2016
GREENWOOD HALL, INC.:

By:
John Hall, Chief Executive Officer

Acknowledged and Agreed:

REDWOOD FUND, LP

By:	Lady Face Capital, LLC
its General Partner

By:
Ronald Levy, Chief Operating Officer